Global Self Storage Reports First Quarter 2018 Results

New York, NY – May 15, 2018 – Global Self Storage, Inc. (NASDAQ: SELF) (the "Company"), a real estate investment trust ("REIT") that owns and operates self storage properties, reported results for the first quarter ended March 31, 2018.

Q1 2018 vs. Q1 2017 Highlights
•	The Company's total revenues increased 12.1% to $2.0 million, total operating expenses increased 7.0% to $1.7 million, and operating income increased 53.1% to $298,000.
•	Net income totaled approximately $59,000, or $0.01 per share, for the first quarter of 2018 compared to a net loss of $14,000, or ($0.00) per share, for the first quarter of 2017.
•
Funds from Operations ("FFO") and Adjusted FFO ("AFFO") totaled $0.05 and $0.06 per share, respectively, for the first quarter of 2018 compared to $0.06 and $0.06 per share, respectively, for the first quarter of 2017.

•	Same-store revenues increased 12.4% to $1.8 million.
•	Same-store net operating income ("NOI") increased 6.5% to $1.0 million.
•	Combined same-store and non same-store ("Combined store") revenues increased 12.2% to $2.0 million.
•	Combined store NOI increased 4.9% to $1.11 million.
•	Combined store leasable square footage at quarter end increased 0.9% to 763,000.
•	Combined store overall square foot occupancy at quarter end increased 2.8% to 92.4%.
•	Maintained quarterly dividend of $0.065 per share of common stock.

Management Commentary
"Continuing our strong growth in 2017, we entered 2018 with accelerated momentum, driving a 12.4% increase in our same-store revenues and a 6.5% increase in our same-store NOI," said President and Chief Executive Officer of the Company, Mark C. Winmill. "These strong quarterly results demonstrate the successful execution of our differentiated business strategy. By focusing on secondary and tertiary markets in the Mid-West, Northeast, and Mid-Atlantic as well as growing our high-quality tenant base, we've built a solid platform for continued growth and profitability. We believe that we have the right business strategy, operating model and management expertise to build upon these solid results."

"Overall, we remain in the enviable position of having a financially sound and operationally healthy business that continues to generate profits, while edging closer toward the higher-growth opportunities that can drive even greater value for our shareholders."

First Quarter 2018
The Company's first quarter total revenues increased 12.1%, total operating expenses increased 7.0%, and operating income increased 53.1%. The significant increase in operating income was driven primarily by the expansion of our Bolingbrook, IL property, and higher rental and occupancy rates. For the first quarter of 2018, net income totaled $59,000 compared to a net loss of $14,000 for the first quarter of 2017.

Same-Store Results for the First Quarter of 2018 (1)
The Company's same-store portfolio for the first quarter of 2018 included ten of its eleven stores, representing 90.3 % of store NOI for the quarter.

For the first quarter of 2018, same-store revenues increased 12.4% to $1.8 million compared with $1.6 million for the first quarter of 2017. The increase was driven primarily by a 3.9% increase in net leased square footage. The increase in net leased square footage was due primarily to a successful lease-up of our Bolingbrook store expansion and to the continued successful lease-up of our available storage units in our Illinois, Indiana, Pennsylvania, New York, and South Carolina stores.

Same-store operating expenses in the first quarter of 2018 totaled $768,000 compared with $634,000 in the first quarter of 2017. The increase was driven primarily by increased store level employment costs and increased property taxes and administrative expenses, which were partially offset by reduced advertising and marketing costs.

For the first quarter of 2018, same-store NOI increased 6.5% to $1.0 million compared with $946,000 for the first quarter of 2017. The increase was due primarily to an increase in same-store revenues which were partially offset by an increase in same store operating expenses.

Same-store occupancy at March 31, 2018 increased 4.2% to 92.8% from 89.1% at March 31, 2017. This does not include the impact from the Merrillville, IN expansion project completed in January 2018.

(1) A reconciliation of net income to same-store net operating income is provided later in this release, entitled "Reconciliation of GAAP Net Income to Same-Store Net Operating Income."

Combined Same-Store and Non Same-Store Results for the First Quarter of 2018 (2)
For the first quarter of 2018, Combined store revenues increased 12.2% to $2.0 million compared with $1.7 million for the first quarter of 2017. This increase was driven primarily by a 3.6% increase in net leased square footage and by the results of our revenue rate management program of raising existing tenant rates. The increase in net leased square footage, as a result of our Merrillville store expansion, is currently expected to positively affect Combined store revenues for the remainder of 2018.

Combined store operating expenses in the first quarter of 2018 totaled $847,000 compared with $686,000 in the first quarter of 2017. The increase was driven primarily by increased store level employment costs and increased property taxes and administrative expenses, which were partially offset by reduced advertising and marketing costs.

For the first quarter of 2018, Combined store NOI increased 4.9% to $1.11 million compared with $1.06 million for the first quarter of 2017. The increase was due primarily to an increase in Combined store revenues which were partially offset by an increase in Combined store operating expenses.

(2) A reconciliation of net income to combined same-store and non same-store net operating income is provided later in this release, entitled "Reconciliation of GAAP Net Income to Combined Same-Store and Non Same-Store Net Operating Income."

Company Operating Results for the First Quarter of 2018
Net income totaled approximately $59,000, or $0.01 per share, for the first quarter of 2018 compared to a net loss of $14,000, or ($0.00) per share, for the first quarter of 2017.

General and administrative expenses totaled $465,000 in the first quarter of 2018 compared with $438,000 in the prior quarter and $411,000 in the first quarter of 2017. The year-over-year increase was primarily driven by increased legal expenses in connection with the Company's reporting obligations and establishing the Company's 2017 Equity Incentive Plan.

Business development and property acquisition costs for the first quarter of 2018 were $0 compared with $6,000 for the first quarter of 2017.

Interest expense for the first quarter of 2018 was $220,000, which was consistent with the amount reported for the first quarter of 2017.

FFO totaled approximately $408,000, or $0.05 per share, while AFFO totaled approximately $451,000, or $0.06 per share, for the first quarter of 2018.

FFO and AFFO for the First Quarter of 2018

	For the Three Months Ended March 31,
	2018	2017
Net income (loss)	$59,126	$(14,266)
Eliminate items excluded from FFO:
Depreciation and amortization	348,873	449,234
FFO attributable to common stockholders	407,999	434,968
Adjustments:
Unrealized loss on marketable equity securities	41,907	—
Compensation expense related to stock-based awards	884	—
Business development and property acquisition costs	—	5,832
AFFO attributable to common stockholders	$450,790	$440,800

Earnings per share attributable to common stockholders - basic	$0.01	$(0.00)
Earnings per share attributable to common stockholders - diluted	$0.01	$(0.00)
FFO per share - diluted	$0.05	$0.06
AFFO per share - diluted	$0.06	$0.06

Weighted average shares outstanding - basic	7,619,469	7,619,469
Weighted average shares outstanding - diluted	7,619,489	7,619,469

Dividends
On March 1, 2018, the Company declared a quarterly dividend of $0.065 per share, consistent with the quarterly dividend from a year ago and last quarter.

Balance Sheet
At March 31, 2018, cash, cash equivalents, and marketable securities totaled $3.6 million compared with $3.7 million at December 31, 2017.

For more information on the Company's quarterly results, including financial tables, please refer to the Company's Quarterly Report on Form 10-Q for the first quarter of 2018 filed with the Securities and Exchange Commission today.

About Global Self Storage
Global Self Storage, Inc. is a self-administered and self-managed REIT that owns, operates, manages, acquires, develops and redevelops self storage properties in the United States. The Company's self storage properties are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. It currently owns and operates, through its wholly owned subsidiaries, eleven self storage properties located in Connecticut, Illinois, Indiana, New York, Ohio, Pennsylvania, and South Carolina. For more information, go to http://ir.globalselfstorage.us/ or visit our self storage customer site at www.globalselfstorage.us.

Non-GAAP Financial Measures
This press release contains certain non-GAAP financial measures. FFO and FFO per share are non-GAAP measures defined by the National Association of Real Estate Investment Trusts ("NAREIT") and are considered helpful measures of REIT performance by REITs and many REIT analysts. NAREIT defines FFO as a REIT's net income, excluding gains or losses from sales of property, and adding back real estate depreciation and amortization. FFO and FFO per share are not a substitute for net income or earnings per share. FFO is not a substitute for GAAP net cash flow in evaluating our liquidity or ability to pay dividends, because it excludes financing activities presented on our statements of cash flows. In addition, other REITs may compute these measures differently, so comparisons among REITs may not be helpful. However, the Company believes that to further understand the performance of its stores, FFO should be considered along with the net income and cash flows reported in accordance with GAAP and as presented in the Company's financial statements.

AFFO represents FFO excluding the effects of business development and acquisition related costs and non-recurring items, which we believe are not indicative of the Company's operating results. We present AFFO because we believe it is a helpful measure in understanding our results of operations insofar as we believe that the items noted above that are included in FFO, but excluded from AFFO, are not indicative of our ongoing operating results. We also believe that the investment community considers our AFFO (or similar measures using different terminology) when evaluating us. Because other REITs or real estate companies may not compute AFFO in the same manner as we do, and may use different terminology, our computation of AFFO may not be comparable to AFFO reported by other REITs or real estate companies.

We believe net operating income or "NOI" is a meaningful measure of operating performance because we utilize NOI in making decisions with respect to, among other things, capital allocations, determining current store values, evaluating store performance, and in comparing period-to-period and market-to-market store operating results. In addition, we believe the investment community utilizes NOI in determining operating performance and real estate values, and does not consider depreciation expense because it is based upon historical cost. NOI is defined as net store earnings before general and administrative expenses, interest, taxes, depreciation, and amortization. A reconciliation of this measure to its most directly comparable GAAP measure is provided later in this release.

NOI is not a substitute for net income, net operating cash flow, or other related GAAP financial measures, in evaluating our operating results.

Same-Store Self Storage Operations Definition
We consider our same-store portfolio to consist of only those stores owned and operated on a stabilized basis at the beginning and at the end of the applicable periods presented. We consider a store to be stabilized once it has achieved an occupancy rate that we believe, based on our assessment of market specific data, is representative of similar self storage assets in the applicable market for a full year measured as of the most recent January 1 and has not been significantly damaged by natural disaster or undergone significant renovation or expansion. We believe that same-store results are useful to investors in evaluating our performance because they provide information relating to changes in store-level operating performance without taking into account the effects of acquisitions, dispositions or new ground-up developments. At March 31, 2018, we owned ten same-store properties and one non same-store property. The Company believes that by providing same-store results from a stabilized pool of stores, with accompanying operating metrics including, but not limited to variances in occupancy, rental revenue, operating expenses, NOI, etc., stockholders and potential investors are able to evaluate operating performance without the effects of non-stabilized occupancy levels, rent levels, expense levels, acquisitions or completed developments. Same-store results should not be used as a basis for future same-store performance or for the performance of the Company's stores as a whole.

Cautionary Note Regarding Forward Looking Statements
Certain information presented in this press release may contain "forward-looking statements" within the meaning of the federal securities laws including, but not limited to, the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements concerning the Company's plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions, and other information that is not historical information. In some cases, forward looking statements can be identified by terminology such as "believes," "plans," "intends," "expects," "estimates," "may," "will," "should," "anticipates," or the negative of such terms or other comparable terminology, or by discussions of strategy. All forward-looking statements by the Company involve known and unknown risks, uncertainties and other factors, many of which are beyond the control of the Company, which may cause the Company's actual results to be materially different from those expressed or implied by such statements. The Company may also make additional forward looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by the Company or on its behalf, are also expressly qualified by these cautionary statements. Investors should carefully consider the risks, uncertainties, and other factors, together with all of the other information included in the Company's filings with the Securities and Exchange Commission, and similar information. All forward-looking statements, including without limitation, the Company's examination of historical operating trends and estimates of future earnings, are based upon the Company's current expectations and various assumptions. The Company's expectations, beliefs and projections are expressed in good faith, but there can be no assurance that the Company's expectations, beliefs and projections will result or be achieved. All forward looking statements apply only as of the date made. The Company undertakes no obligation to publicly update or revise forward looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events. The amount, nature, and/or frequency of dividends paid by the Company may be changed at any time without notice.

Contacts:
Global Self Storage, Inc.
Mark C. Winmill
President and Chief Executive Officer
mwinmill@globalselfstorage.us
1-212-785-0900, ext. 201

Liolios Investor Relations
Scott Liolios or Najim Mostamand, CFA
SELF@liolios.com
1-949-574-3860

Global Self Storage, Inc.
Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
	2018	2017
Assets
Real estate assets, net	$54,748,869	$55,045,563
Cash and cash equivalents	2,148,371	2,147,460
Restricted cash	128,208	108,955
Marketable equity securities	1,510,183	1,552,090
Accounts receivable	81,185	103,289
Prepaid expenses and other assets	263,374	221,830
Goodwill	694,121	694,121
Total assets	$59,574,311	$59,873,308
Liabilities and equity
Note payable	$19,428,014	$19,417,405
Accounts payable and accrued expenses	2,080,569	1,954,919
Total liabilities	21,508,583	21,372,324
Commitments and contingencies
Equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares outstanding	—	—
Common stock, $0.01 par value: 450,000,000 shares authorized, 7,692,624 and 7,619,469 issued and outstanding at March 31, 2018 and December 31, 2017, respectively	76,926	76,195
Additional paid in capital	33,882,016	33,881,863
Accumulated other comprehensive income	—	796,603
Retained earnings	4,106,786	3,746,323
Total equity	38,065,728	38,500,984
Total liabilities and equity	$59,574,311	$59,873,308

Global Self Storage, Inc.
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended March 31,
	2018	2017
Revenues
Rental income	$1,902,101	$1,696,998
Other property related income	59,784	52,628
Total revenues	1,961,885	1,749,626
Expenses
Property operations	849,693	689,484
General and administrative	465,423	410,555
Depreciation and amortization	348,873	449,234
Business development and property acquisition costs	—	5,832
Total expenses	1,663,989	1,555,105
Operating income	297,896	194,521
Other income (expense)
Dividend, interest, and other income	23,346	11,422
Unrealized loss on marketable equity securities	(41,907)	—
Interest expense	(220,209)	(220,209)
Total other income (expense), net	(238,770)	(208,787)
Net income (loss)	$59,126	$(14,266)
Earnings per share
Basic	$0.01	$(0.00)
Diluted	$0.01	$(0.00)
Weighted average shares outstanding
Basic	7,619,469	7,619,469
Diluted	7,619,489	7,619,469

Reconciliation of GAAP Net Income to Same-Store Net Operating Income

The following table presents a reconciliation of same-store net operating income to net income as presented on our unaudited consolidated statements of operations for the periods indicated:

	For the Three Months Ended March 31,
	2018	2017
Net income (loss)	$59,126	$(14,266)
Adjustments:
General and administrative	465,423	410,555
Depreciation and amortization	348,873	449,234
Business development and property acquisition costs	—	5,832
Dividend, interest, and other income	(23,346)	(11,422)
Unrealized loss on marketable equity securities	41,907	—
Interest expense	220,209	220,209
Non same-store revenues	(186,551)	(169,486)
Non same-store cost of operations	78,853	52,523
Other real estate expenses	2,775	2,870
Total same-store net operating income	$1,007,269	$946,049

	For the Three Months Ended March 31,
	2018	2017
Same-store revenues	$1,775,254	$1,579,759
Same-store cost of operations	767,985	633,710
Total same-store net operating income	$1,007,269	$946,049

Reconciliation of GAAP Net Income to Combined Same-Store and Non Same-Store Net Operating Income

The following table presents a reconciliation of combined same-store and non same-store net operating income to net income as presented on our unaudited consolidated statements of operations for the periods indicated:

	For the Three Months Ended March 31,
	2018	2017
Net income (loss)	$59,126	$(14,266)
Adjustments:
General and administrative	465,423	410,555
Depreciation and amortization	348,873	449,234
Business development and property acquisition costs	—	5,832
Dividend and interest income	(23,346)	(11,422)
Unrealized loss on marketable equity securities	41,907	—
Interest expense	220,209	220,209
Other real estate expenses	2,775	2,873
Total combined same-store and non same-store net operating income	$1,114,967	$1,063,015

	For the Three Months Ended March 31,
	2018	2017
Combined same-store and non same-store revenues	$1,961,805	$1,749,247
Combined same-store and non same-store cost of operations	846,838	686,232
Total combined same-store and non same-store net operating income	$1,114,967	$1,063,015